EXHIBIT 5.2

May 15, 2017

uniQure N.V.
Meibergdreef 61
Amsterdam 1105 BA, the Netherlands

RE:                           uniQure N.V.—Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special U.S. counsel to uniQure N.V., a Dutch public company with limited liability (the “Company”), in connection with the filing of the Registration Statement on Form S-3 (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “Act”), with the U.S. Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to the proposed offering and sale of up to $250,000,000 of: (i) ordinary shares, nominal value €0.05 per share (“Ordinary Shares”); (ii) the Company’s senior debt securities, subordinated debt securities and convertible debt securities (collectively, the “Debt Securities”), which may be issued pursuant to a senior debt indenture (the “Senior Indenture”), between the Company and the trustee to be named therein, as trustee (the “Senior Debt Trustee”), a subordinated debt indenture (the “Subordinated Indenture”), between the Company and the trustee to be named therein, as trustee (the “Subordinated Debt Trustee”) and a convertible debt indenture (the “Convertible Indenture,” and together with the Senior Indenture and the Subordinated Indenture, the “Indentures”), between the Company and the trustee to be named therein (the “Convertible Debt Trustee” and, together with the Senior Debt Trustee and the Subordinated Debt Trustee, the “Trustees”); (iii) warrants of the Company (the “Warrants”), which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and the warrant agent to be named therein (the “Warrant Agent”); (iv) purchase contracts (the “Purchase Contracts”) to be issued under one or more purchase agreements to be entered into among the Company and the purchasers thereunder (each such purchase agreement, a “Purchase Agreement); (v) rights to purchase securities of the Company (the “Rights”), which may be issued pursuant to a rights agreement (the “Rights Agreement”) between the Company and the rights agent to be named therein (the “Rights Agent”); (vi) units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”); and any additional such securities registered pursuant to a registration statement filed pursuant to Rule 462(b) under the Act relating to the Registration Statement.

In connection with this opinion letter, we have examined the Registration Statement and those records and documents as we have deemed necessary, including but not limited to (i) the Articles of Association of the Company, as amended; (ii) the corporate proceedings of the Company; and (iii) such other documents, records and other instruments of the Company as we have deemed appropriate for purposes of the opinions set forth herein.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that: (i) all documents submitted to us as originals are authentic and complete; (ii) all documents submitted to us as copies conform to authentic, complete originals; (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (iv) all signatures on all documents that we reviewed are genuine; (v) all natural persons executing documents had and have the legal capacity to do so; (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate; and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

We have also assumed for purposes of our opinion that the applicable Trustee under each Indenture will be qualified to act as trustee thereunder and each Indenture will be duly qualified under the Trust Indenture Act of 1939, as amended, that each Indenture and any supplemental indenture will be duly authorized, executed and delivered by the applicable Trustee, that each Indenture and any supplemental indenture will constitute a legal, valid and binding obligations of the applicable Trustee, and that the applicable Trustee has the requisite organizational and legal power and authority to perform its obligations under such Indenture and any supplemental indenture.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.             When the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the applicable Trustee and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with such Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with such Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

2.             When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

3.             When the Purchase Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the purchasers thereunder and the Company; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Agreement; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

4.             When the Rights Agreement to be entered into in connection with the issuance of any Rights has been duly authorized, executed and delivered by the Rights Agent and the Company; the specific terms of the Rights have been duly authorized and established in accordance with the Rights Agreement; and such Rights have been duly authorized, executed, issued and delivered in accordance with the Rights Agreement and the applicable underwriting or other agreement against payment therefor, such Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

5.             When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company, as required under Dutch law, shall have duly established the terms of such security (and that such security is governed by the laws of the State of New York) and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing as a public company with limited liability in good standing (to the extent such concept exists) under the laws of the Netherlands; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indentures and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that the execution, delivery and performance by the Company of any security whose terms are established subsequent to the date hereof (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the articles of association or other constitutive documents of the Company, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

The opinions expressed above are subject to the following additional limitations and qualifications:

A.            The opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity (whether such principles are considered in a proceeding at law or equity), including the discretion of the court before which any proceeding may be brought, concepts of good faith, reasonableness and fair dealing and standards of materiality, and (iii) limitations on enforceability to the extent that acceleration of indebtedness under any Debt Security may impair collectability of that portion, if any, of the principal amount thereof that might be determined to be unearned interest thereon.

B.            We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, as currently in effect. In particular (and without limiting the generality of the foregoing) we express no opinion concerning (i) the laws of any country or subdivision thereof (other than the laws of the State of New York) or as to the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of the Company, the holders of the Debt Securities, or any other party to or beneficiary of any of the Indentures, any Supplemental Indenture and the Debt Securities or (ii) the effect, if any, of the law of any jurisdiction (except the State of New York) in which any holder of any Debt Security is located that limits the rate of interest that such holder may charge or collect.  Insofar as the foregoing opinion involves matters governed by the laws of the Netherlands, we have relied, without independent inquiry or investigation, on the opinion of Rutgers Posch Visée Endedijk N.V. delivered to you today.

C.            We express no opinion as to (i) whether a United States Federal court or New York court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to the Debt Securities, the Indentures, any supplemental indenture or the transactions contemplated thereby, (ii) any objection to jurisdiction on the basis of the inconvenience of the forum provided for in the Indentures or any supplemental indenture or (iii) any provision in the Indentures relating to judgments in other currencies.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/S/ MORGAN LEWIS & BOCKIUS UK LLP

Morgan Lewis & Bockius UK LLP